POWER OF ATTORNEY

The undersigned Trustee constitutes and appoints each of Bruce N. Alpert, Andrea R. Mango and Agnes Mullady as her true and lawful attorney-in-fact to execute and sign any Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of The GDL Fund (the “Fund”), and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Trustee herself might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned Trustee has executed this Power of Attorney as of the 19th day of April, 2017.

Name	Title

/s/ Leslie F. Foley	Trustee
Leslie F. Foley

[GDL Shelf Power of Attorney]